Exhibit 99.1

First Foundation Announces Another Strong Quarter of Growth;

Year over year increase of 78% in EPS

IRVINE, CA – April 29, 2015 – First Foundation Inc. (NASDAQ: FFWM), a financial services company with two wholly-owned operating subsidiaries, First Foundation Advisors and First Foundation Bank, provides investment management, wealth planning, consulting, trust and banking services primarily to high net-worth individuals and businesses, today reported its financial results for the quarter ended March 31, 2015.

“The strength of our comprehensive financial platform is evidenced by our continued growth,” said CEO Scott F. Kavanaugh. “We have established a reputation for trusted financial advice and we are witnessing high demand for all of our solutions. The First Foundation business model is working and we are thrilled to see how it is positively impacting the financial well-being of our clients.”

Financial Highlights

•	Net income for the quarter ended March 31, 2015 was $2.6 million, or $0.32 per fully diluted share, as compared to $1.5 million, or $0.18 per fully diluted share for the quarter ended March 31, 2014, an increase of 78% in fully diluted earnings per share.

•	Income before taxes increased by 81% to $4.6 million for the quarter ended March 31, 2015, as compared to $2.5 million for the quarter ended March 31, 2014.

•	Total revenues, which consist of net interest income and noninterest income, increased by 18% for the quarter ended March 31, 2015 as compared to the corresponding period in 2014.

•	Assets under management (“AUM”) at First Foundation Advisors increased at an annualized rate of 18% during the quarter ending March 31, 2015 to $3.4 billion as of March 31, 2015.

•	Strong demand for our banking products and services occurred in the first quarter of 2015 as evidenced by the growth of our loans which increased by $103 million in the first quarter of 2015, equivalent to an annualized growth rate of 35%.

•	Tangible book value increased from $12.66 per share at December 31, 2014 to $13.11 per share at March 31, 2015.

About First Foundation

First Foundation, a financial institution founded in 1990, provides integrated investment management, wealth planning, consulting, trust and banking services. The Company is headquartered in Irvine with offices in Newport Beach, Pasadena, West Los Angeles, San Diego, Palm Desert and the Imperial Valley in California, and Las Vegas, Nevada. For more information, please visit our website at www.ff-inc.com.

Forward-Looking Statements

Statements in this news release regarding our expectations and beliefs about our future financial performance and financial condition, as well as trends in our business and markets are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” The forward looking statements in this news release are based on current information and on assumptions that we make about future events and circumstances that are subject to a number of risks and uncertainties that are often difficult to predict and beyond our control. As a result of those risks and uncertainties, our actual financial results in the future could differ, possibly materially, from those expressed in or implied by the forward looking statements contained in this news release and could cause us to make changes to our future plans. Those risks and uncertainties include, but are not limited to, the risk of incurring loan losses, which is an inherent risk of the banking business; the risk that the economic recovery in the United States will stall or will be adversely affected by domestic or international economic conditions and the risk that the Federal Reserve Board will continue to keep interest rates low, any of which could adversely affect our interest income and interest rate margins and, therefore, our future operating results; and the risk that the performance of our investment management business or of the equity and bond markets could lead clients to move their funds from or close their investment accounts with us, which would reduce our assets under management and adversely affect our operating results; and the risk that the approvals required for our pending merger with Pacific Rim Bank will not be obtained, in which event the merger would have to be abandoned. Additional information regarding these and other risks and uncertainties to which our business and future financial performance are subject is contained in Item 1A, entitled “Risk Factors” in our 2014 Annual Report on Form 10-K for the fiscal year ended December 31, 2014 that we filed with the SEC on March 16, 2015. We urge readers of this news release to review the Risk Factors section of that Annual Report. Also, our actual financial results in the future may differ from those currently expected due to additional risks and uncertainties of which we are not currently aware or which we do not currently view as, but in the future may become, material to our business or operating results. Due to these and other possible uncertainties and risks, readers are cautioned not to place undue reliance on the forward-looking statements contained in this news release, which speak only as of today’s date, or to make predictions based solely on historical financial performance. We also disclaim any obligation to update forward-looking statements contained in this news release or in the above-referenced 2014 Annual Report on Form 10-K, whether as a result of new information, future events or otherwise, except as may be required by law or NASDAQ rules.

Contact:

John Michel

Chief Financial Officer

First Foundation Inc.

949-202-4160

Email: jmichel@ff-inc.com

FIRST FOUNDATION INC.

CONSOLIDATED BALANCE SHEETS - Unaudited

(in thousands, except share and per share amounts)

	March 31, 2015	December 31, 2014
ASSETS
Cash and cash equivalents	$35,318	$29,692
Securities available-for-sale (“AFS”)	136,640	138,270

Loans, net of deferred fees	1,269,129	1,166,392
Allowance for loan and lease losses (“ALLL”)	(10,300)	(10,150)

Net loans	1,258,829	1,156,242

Investment in FHLB stock	17,061	12,361
Deferred taxes	9,413	9,748
Premises and equipment, net	2,484	2,187
Real estate owned (“REO”)	334	334
Other assets	6,522	6,590

Total Assets	$1,466,601	$1,355,424

LIABILITIES AND SHAREHOLDERS’ EQUITY

Liabilities:
Deposits	$961,157	$962,954
Borrowings	393,000	282,886
Accounts payable and other liabilities	8,922	10,088

Total Liabilities	1,363,079	1,255,928

Commitments and contingencies	—	—

Shareholders’ Equity
Common Stock, par value $.001: 20,000,000 shares authorized; 7,880,339 and 7,845,182 shares issued and outstanding at March 31, 2015 and December 31, 2014, respectively	8	8
Additional paid-in-capital	78,859	78,204
Retained earnings	23,010	20,384
Accumulated other comprehensive income, net of tax	1,645	900

Total Shareholders’ Equity	103,522	99,496

Total Liabilities and Shareholders’ Equity	$1,466,601	$1,355,424

FIRST FOUNDATION INC.

CONSOLIDATED INCOME STATEMENTS - Unaudited

(in thousands, except share and per share amounts)

	For the Quarter Ended March 31,
	2015	2014
Interest income:
Loans	$12,101	$10,104
Securities	815	392
FHLB Stock, fed funds sold and interest-bearing deposits	242	179

Total interest income	13,158	10,675

Interest expense:
Deposits	923	804
Borrowings	364	121

Total interest expense	1,287	925

Net interest income	11,871	9,750
Provision for loan losses	150	235

Net interest income after provision for loan losses	11,721	9,515

Noninterest income:
Asset management, consulting and other fees	5,850	5,039
Other income	354	512

Total noninterest income	6,204	5,551

Noninterest expense:
Compensation and benefits	9,180	8,480
Occupancy and depreciation	1,957	1,828
Professional services and marketing costs	1,058	1,249
Other expenses	1,163	989

Total noninterest expense	13,358	12,546

Income before taxes on income	4,567	2,520
Taxes on income	1,941	1,058

Net income	$2,626	$1,462

Net income per share:
Basic	$0.33	$0.19
Diluted	$0.32	$0.18
Shares used in computation:
Basic	7,855,457	7,733,514
Diluted	8,211,145	8,094,814

FIRST FOUNDATION INC.

SELECTED FINANCIAL INFORMATION - Unaudited

(in thousands, except share and per share amounts)

	For the Quarter Ended March 31,
	2015	2014
Selected Income Statement Data:
Net interest income	$11,871	$9,750
Provision for loan losses	150	235
Noninterest Income:
Asset management, consulting and other fees	5,850	5,039
Other	354	512
Noninterest expense	13,358	12,546
Income before taxes	4,567	2,520
Net income(1)	2,626	1,462
Net income per share:
Basic	$0.33	$0.19
Diluted	0.32	0.18
Selected Performance Ratios:
Return on average assets - annualized	0.75%	0.55%
Return on average equity - annualized	10.3%	6.6%
Net yield on interest-earning assets	3.48%	3.76%
Efficiency ratio (3)	73.9%	82.0%
Noninterest income as a % of total revenues	34.3%	36.3%
Other Information:
Charge-offs to average loans - annualized	0.00%	0.00%

	March 31, 2015	December 31, 2014
Selected Balance Sheet Data:
Cash and cash equivalents	$35,318	$29,692
Loans, net of deferred fees	1,269,129	1,166,392
Allowance for loan and lease losses (“ALLL”)	(10,300)	(10,150)
Total assets	1,466,601	1,355,424
Noninterest-bearing deposits	252,397	246,137
Interest-bearing deposits	708,760	716,817
Borrowings - FHLB Advances	363,000	263,000
Borrowings - term note	30,000	19,886
Shareholders’ equity	103,522	99,496
Selected Capital Data:
Tangible common equity to tangible assets(2)	7.05%	7.33%
Tangible book value per share(2)	13.11	12.66
Shares outstanding at end of period	7,880,339	7,845,182
Other Information:
Assets under management (end of period)	$3,369,336	$3,221,674
Number of employees	214	211
Nonperforming assets to total assets	0.11%	0.11%
Ratio of ALLL to loans(4)	0.81%	0.87%

(1)	Reflects effective tax rates of 42.5% and 42.0% for the quarters ended March 31, 2015 and 2014, respectively.
(2)	Tangible common equity, (also referred to as tangible book value) and tangible assets, are equal to common equity and assets, respectively, less $0.2 million of intangible assets as of March 31, 2015 and December 31, 2014.
(3)	The efficiency ratio is the ratio of noninterest expense to the sum of net interest income and noninterest income.
(4)	This ratio excludes loans acquired in an acquisition as GAAP requires estimated credit losses for acquired loans to be recorded as discounts to those loans.

FIRST FOUNDATION INC.

SEGMENT REPORTING - Unaudited

(in thousands)

	For the Quarter Ended March 31,
	2015	2014
Banking:
Interest income	$13,158	$10,675
Interest expense	1,047	851

Net interest income	12,111	9,824
Provision for loan losses	150	235
Noninterest income	1,278	1,042
Noninterest expense	7,919	6,942

Income before taxes on income	$5,320	$3,689

Wealth Management:
Noninterest income	$5,067	$4,625
Noninterest expense	4,715	4,842

Income before taxes on income	$352	$(217)

Other and Eliminations:
Interest income	$—	$—
Interest expense	240	74

Net interest income	(240)	(74)
Provision for loan losses	—	—
Noninterest income	(141)	(116)
Noninterest expense	724	762

Income before taxes on income	$(1,105)	$(952)